BANKWELL FINANCIAL GROUP REPORTS RECORD QUARTERLY NET INCOME OF $5.1 MILLION OR $0.65 PER SHARE FOR THE FIRST QUARTER AND DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 24, 2019 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $5.1 million or $0.65 per share for the first quarter of 2019, versus $4.6 million or $0.59 per share for the same period in 2018.
The Company's Board of Directors declared a $0.13 per share cash dividend, payable May 24, 2019 to shareholders of record on May 14, 2019.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"I’m happy to announce a strong start to 2019. With another quarter of loan originations in excess of $90 million, our team has managed to excel without succumbing to a competitive pricing environment."
First Quarter 2019 Highlights:

•	First quarter diluted earnings per share were $0.65, an increase of 10% compared to the first quarter of 2018.

•	First quarter total revenue (net interest income plus noninterest income) was $15.6 million versus $15.0 million in the same period last year, a 4% increase.

•	Loan originations totaled $93.2 million with $61.8 million of loan fundings for the first quarter of 2019.

•	Tax equivalent net interest margin was 3.19% for the first quarter of 2019.

•	Total noninterest income was $1.3 million for the first quarter of 2019, or 8% of total revenue.

•	The efficiency ratio was 57.5% for the first quarter of 2019 compared to 62.0% for the same period in 2018.

•	Return on average assets for the first quarter of 2019 totaled 1.10% compared to 1.03% for the same period in 2018.

•	Return on average stockholders’ equity for the first quarter of 2019 totaled 11.60% compared to 11.35% for the same period in 2018.

•	The tangible common equity ratio and tangible book value per share was 9.18% and $22.38, respectively.

•	Total gross loans were $1.6 billion for the first quarter of 2019.

•	The allowance for loan losses was $15.4 million and represents 0.97% of total loans.

•	Investment securities totaled $119.8 million and represent 6% of total assets.

•	Total deposits exceeded $1.5 billion and grew at an annualized rate of 5% during the first quarter of 2019.
Earnings
Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2019 were $15.6 million, an increase of 4% compared to the quarter ended March 31, 2018. Net interest income for the quarter ended March 31, 2019 was $14.3 million, an increase of 4% compared to the quarter ended March 31, 2018. Net income for the quarter ended March 31, 2019 was $5.1 million, an increase of 10% compared to the quarter ended March 31, 2018. The increase in revenues, net interest income and net income was aided by income recognized from fees as a result of elevated loan pre-payments. Specifically, the Company recognized just under $1.0 million in fees as a result of an early pay-off from one lending relationship.
Basic and diluted earnings per share were each $0.65 for the quarter ended March 31, 2019 compared to $0.59 for the quarter ended March 31, 2018.
The Company’s efficiency ratios for the quarters ended March 31, 2019 and March 31, 2018 were 57.5% and 62.0%, respectively. The decrease in the efficiency ratio was driven by the aforementioned increase in revenues and a decrease in noninterest expense from continued disciplined expense management.

Noninterest Income and Expense
Noninterest income remained flat, totaling $1.3 million for the quarter ended March 31, 2019 and March 31, 2018. Other noninterest income increased $0.5 million primarily resulting from income recognized from an interest rate swap fee recognized in the first quarter of 2019. This increase was offset by a decrease of $0.3 million in gains and fees from sales of loans and a decrease of $0.2 million in gains on the sales of securities as compared to the quarter ended March 31, 2018.
Noninterest expense decreased $0.2 million or 2% for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018. The decrease was primarily driven by a decrease in salaries and employee benefits and professional services. Salaries and employee benefits totaled $4.8 million for the quarter ended March 31, 2019 compared to $5.0 million for the same period in 2018, a decrease of $0.2 million. The decrease in salaries and employee benefits was primarily driven by a slight reduction in full time equivalent employees and an increase in deferred loan origination costs as a result of higher loan volume as compared to the quarter ended March 31, 2018. Full time equivalent employees totaled 140 at March 31, 2019 compared to 144 at March 31, 2018. Professional services totaled $0.6 million for the quarter ended March 31, 2019 compared to $0.8 million for the same period in 2018, a decrease of $0.2 million. The decrease in professional services was primarily driven by a decline in audit related fees. Noninterest expense was negatively impacted by $0.3 million as a result of increased occupancy and equipment cost related to prior year's branch expansion and overall investment in technology.
Financial Condition
Assets totaled $1.90 billion at March 31, 2019, an annualized increase of 5% compared to assets of $1.87 billion at December 31, 2018. Total gross loans were $1.6 billion at March 31, 2019 and December 31, 2018, with loan originations being offset by elevated loan pre-payments during the first quarter of 2019. Deposits increased to $1.52 billion compared to $1.50 billion at December 31, 2018, an annualized increase of 5% over December 31, 2018.
Asset Quality
Nonperforming assets as a percentage of total assets was 0.70% at March 31, 2019, down from 0.75% at December 31, 2018. Net charge-offs to average loans decreased to 0.01% for the quarter ended March 31, 2019 compared to 0.41% for the quarter ended December 31, 2018. The allowance for loan losses at March 31, 2019 was $15.4 million, representing 0.97% of total loans. The Company continues to work on the resolution of its previously disclosed large nonperforming lending relationship and progress to date has been in line with the Company's estimates.
Capital
Shareholders’ equity totaled $176.8 million as of March 31, 2019, an increase of $2.6 million compared to December 31, 2018, primarily a result of net income for the quarter ended March 31, 2019 of $5.1 million, offset by dividends paid of $1.0 million and a $2.1 million impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. As of March 31, 2019, the tangible common equity ratio and tangible book value per share were 9.18% and $22.38, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Cash and due from banks	$88,827	$75,411	$81,249
Federal funds sold	4,764	2,701	2,121
Cash and cash equivalents	93,591	78,112	83,370

Investment Securities
Marketable equity securities, at fair value	2,049	2,009	—
Available for sale investment securities, at fair value	96,423	93,154	99,050
Held to maturity investment securities, at amortized cost	21,364	21,421	21,546
Total investment securities	119,836	116,584	120,596
Loans receivable (net of allowance for loan losses of $15,430, $15,462 and $18,801 at March 31, 2019, December 31, 2018 and March 31, 2018, respectively)	1,578,609	1,586,775	1,534,565
Foreclosed real estate	—	—	487
Accrued interest receivable	6,534	6,375	5,331
Federal Home Loan Bank stock, at cost	7,475	8,110	9,310
Premises and equipment, net	29,629	19,771	19,207
Bank-owned life insurance	40,925	40,675	39,880
Goodwill	2,589	2,589	2,589
Other intangible assets	270	290	358
Deferred income taxes, net	4,835	4,347	4,716
Other assets	13,465	10,037	10,834
Total assets	$1,897,758	$1,873,665	$1,831,243

Liabilities & Shareholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$161,844	$173,198	$161,641
Interest bearing deposits	1,359,521	1,329,046	1,264,886
Total deposits	1,521,365	1,502,244	1,426,527

Advances from the Federal Home Loan Bank	150,000	160,000	199,000
Subordinated debentures	25,168	25,155	25,116
Accrued expenses and other liabilities	24,384	12,070	14,653
Total liabilities	1,720,917	1,699,469	1,665,296

Shareholders’ equity
Common stock, no par value; 10,000,000 shares authorized, 7,873,471, 7,842,271, and 7,831,804 shares issued and outstanding at March 31, 2019, December 31, 2018 and March 31, 2018, respectively	120,750	120,527	119,363
Retained earnings	59,247	54,706	44,695
Accumulated other comprehensive (loss) income	(3,156)	(1,037)	1,889
Total shareholders’ equity	176,841	174,196	165,947

Total liabilities and shareholders’ equity	$1,897,758	$1,873,665	$1,831,243

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Interest and dividend income
Interest and fees on loans	$20,096	$20,030	$17,418
Interest and dividends on securities	997	1,009	935
Interest on cash and cash equivalents	383	504	254
Total interest and dividend income	21,476	21,543	18,607

Interest expense
Interest expense on deposits	6,100	5,942	3,656
Interest expense on borrowings	1,103	1,134	1,246
Total interest expense	7,203	7,076	4,902

Net interest income	14,273	14,467	13,705
Provision for loan losses	195	2,795	13
Net interest income after provision for loan losses	14,078	11,672	13,692

Noninterest income
Service charges and fees	249	284	256
Bank owned life insurance	249	262	263
Gains and fees from sales of loans	89	149	370
Net gain on sale of available for sale securities	—	—	222
Other	721	(94)	222
Total noninterest income	1,308	601	1,333

Noninterest expense
Salaries and employee benefits	4,836	4,503	5,028
Occupancy and equipment	1,887	1,671	1,617
Professional services	590	583	775
Data processing	512	487	525
Marketing	193	416	297
Director fees	189	295	215
FDIC insurance	123	159	214
Amortization of intangibles	19	20	24
Other	626	662	508
Total noninterest expense	8,975	8,796	9,203

Income before income tax expense	6,411	3,477	5,822
Income tax expense	1,331	216	1,222
Net income	$5,080	$3,261	$4,600

Earnings Per Common Share:
Basic	$0.65	$0.42	$0.59
Diluted	$0.65	$0.41	$0.59

Weighted Average Common Shares Outstanding:
Basic	7,760,460	7,749,616	7,676,813
Diluted	7,776,378	7,781,153	7,722,120
Dividends per common share	$0.13	$0.12	$0.12

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Performance ratios:
Return on average assets	1.10%	0.69%	1.03%
Return on average stockholders' equity	11.60%	7.28%	11.35%
Return on average tangible common equity	11.80%	7.40%	11.56%
Net interest margin	3.19%	3.20%	3.15%
Efficiency ratio(1)	57.5%	58.2%	62.0%

Net loan charge-offs as a % of average loans	0.01%	0.41%	0.01%

	As of
	March 31, 2019	December 31, 2018	March 31, 2018
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(2)	12.00%	11.56%	11.18%
Total Capital to Risk-Weighted Assets(2)	12.94%	12.50%	12.35%
Tier I Capital to Risk-Weighted Assets(2)	12.00%	11.56%	11.18%
Tier I Capital to Average Assets(2)	10.53%	10.14%	9.90%
Tangible common equity to tangible assets	9.18%	9.16%	8.92%

Tangible book value per common share(3)	$22.38	$22.06	$21.12

Asset quality:
Nonaccrual loans	$13,233	$14,082	$20,374
Other real estate owned	—	—	487
Total nonperforming assets	$13,233	$14,082	$20,861

Nonperforming loans as a % of total loans	0.83%	0.88%	1.31%
Nonperforming assets as a % of total assets	0.70%	0.75%	1.14%
Allowance for loan losses as a % of total loans	0.97%	0.96%	1.21%
Allowance for loan losses as a % of nonperforming loans	116.60%	109.80%	92.28%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)Excludes unvested restricted shares of 99,061, 77,624, and 114,336 as of March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	March 31, 2019	December 31, 2018	% Change
Residential Real Estate	$174,054	$178,079	(2.3)%
Commercial Real Estate(1)	1,097,354	1,094,066	0.3%
Construction	88,653	73,191	21.1%
Total Real Estate Loans	1,360,061	1,345,336	1.1%

Commercial Business	236,110	258,978	(8.8)%

Consumer	248	412	(39.8)%
Total Loans	$1,596,419	$1,604,726	(0.5)%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	March 31, 2019	December 31, 2018	% Change
Noninterest bearing demand	$161,844	$173,198	(6.6)%
NOW	61,719	61,869	(0.2)%
Money Market	469,095	471,968	(0.6)%
Savings	178,960	180,487	(0.8)%
Time	649,747	614,722	5.7%
Total Deposits	$1,521,365	$1,502,244	1.3%

BANKWELLFINANCIALGROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	March 31, 2019	December 31, 2018	March 31, 2018	Mar 19 vs. Dec 18 % Change	Mar 19 vs. Mar 18 % Change
Service charges and fees	$249	$284	$256	(12.3)%	(2.7)%
Bank owned life insurance	249	262	263	(5.0)%	(5.3)%
Gains and fees from sales of loans	89	149	370	(40.3)%	(75.9)%
Net gain on sale of available for sale securities	—	—	222	—%	(100.0)%
Other	721	(94)	222	867.0%	224.8%
Total noninterest income	$1,308	$601	$1,333	117.6%	(1.9)%

	For the Quarter Ended
Noninterest expense	March 31, 2019	December 31, 2018	March 31, 2018	Mar 19 vs. Dec 18 % Change	Mar 19 vs. Mar 18 % Change
Salaries and employee benefits	$4,836	$4,503	$5,028	7.4%	(3.8)%
Occupancy and equipment	1,887	1,671	1,617	12.9%	16.7%
Professional services	590	583	775	1.2%	(23.9)%
Data processing	512	487	525	5.1%	(2.5)%
Marketing	193	416	297	(53.6)%	(35.0)%
Director fees	189	295	215	(35.9)%	(12.1)%
FDIC insurance	123	159	214	(22.6)%	(42.5)%
Amortization of intangibles	19	20	24	(5.0)%	(20.8)%
Other	626	662	508	(5.4)%	23.2%
Total noninterest expense	$8,975	$8,796	$9,203	2.0%	(2.5)%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2019	December 31, 2018	March 31, 2018
Total Equity	$176,841	$174,196	$165,947
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	270	290	358
Tangible Common Equity	$173,982	$171,317	$163,000

Total Assets	$1,897,758	$1,873,665	$1,831,243
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	270	290	358
Tangible Assets	$1,894,899	$1,870,786	$1,828,296

Tangible Common Equity to Tangible Assets	9.18%	9.16%	8.92%

	As of
Computation of Tangible Book Value per Common Share	March 31, 2019	December 31, 2018	March 31, 2018
Total shareholders' equity	$176,841	$174,196	$165,947
Less:
Preferred stock	—	—	—
Common shareholders' equity	176,841	174,196	165,947
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	270	290	358
Tangible common shareholders' equity	173,982	171,317	163,000
Common shares issued	7,873,471	7,842,271	7,831,804
Less:
Shares of unvested restricted stock	99,061	77,624	114,336
Common shares outstanding	7,774,410	7,764,647	7,717,468
Book value per share	$22.75	$22.43	$21.50
Less:
Effects of intangible assets	$0.37	$0.37	$0.38

Tangible Book Value per Common Share	$22.38	$22.06	$21.12

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended
Computation of Efficiency Ratio	March 31, 2019	December 31, 2018	March 31, 2018
Noninterest expense	$8,975	$8,796	$9,203
Less:
Amortization of intangible assets	19	20	24
Adjusted noninterest expense	$8,956	$8,776	$9,179
Net interest income	$14,273	$14,467	$13,705
Noninterest income	1,308	601	1,333
Less:
Net gain on sale of available for sale securities	—	—	222
Adjusted operating revenue	$15,581	$15,068	$14,816

Efficiency ratio	57.5%	58.2%	62.0%

	For the Quarter Ended
Computation of Return on Average Tangible Common Equity	March 31, 2019	December 31, 2018	March 31, 2018
Net Income Attributable to Common Shareholders	$5,080	$3,261	$4,600
Total average shareholders' equity	$177,532	$177,685	$164,369
Less:
Average Goodwill	2,589	2,589	2,589
Average Other intangibles	283	302	374
Average tangible common equity	$174,660	$174,794	$161,406

Annualized Return on Average Tangible Common Equity	11.80%	7.40%	11.56%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2019			March 31, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$73,128	$383	2.12%	$69,164	$254	1.49%
Securities(1)	117,575	932	3.17%	117,084	888	3.04%
Loans:
Commercial real estate	1,065,636	12,426	4.66%	976,294	10,868	4.45%
Residential real estate	176,490	1,703	3.86%	197,897	1,799	3.64%
Construction(2)	81,136	1,124	5.54%	95,384	1,146	4.81%
Commercial business	276,744	4,838	6.99%	280,812	3,597	5.12%
Consumer	323	5	6.42%	637	8	4.97%
Total loans	1,600,329	20,096	5.02%	1,551,024	17,418	4.49%
Federal Home Loan Bank stock	7,587	137	7.30%	9,306	118	5.12%
Total earning assets	1,798,619	$21,548	4.79%	1,746,578	$18,678	4.28%
Other assets	78,903			66,794
Total assets	$1,877,522			$1,813,372

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$58,812	$47	0.33%	$58,329	$19	0.13%
Money market	473,084	1,981	1.70%	466,653	1,162	1.01%
Savings	180,367	769	1.73%	93,947	196	0.85%
Time	627,510	3,303	2.13%	625,728	2,279	1.48%
Total interest bearing deposits	1,339,773	6,100	1.85%	1,244,657	3,656	1.19%
Borrowed Money	175,515	1,103	2.51%	224,108	1,246	2.22%
Total interest bearing liabilities	1,515,288	$7,203	1.93%	1,468,765	$4,902	1.35%
Noninterest bearing deposits	163,558			166,289
Other liabilities	21,144			13,949
Total liabilities	1,699,990			1,649,003
Shareholders' equity	177,532			164,369
Total liabilities and shareholders' equity	$1,877,522			$1,813,372
Net interest income(3)		$14,345			$13,776
Interest rate spread			2.86%			2.93%
Net interest margin(4)			3.19%			3.15%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $72 thousand and $71 thousand, respectively, for the three months ended March 31, 2019 and 2018.
(4)Net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.